Exhibit 99.1

INNOSPEC REPORTS THIRD QUARTER 2023 FINANCIAL RESULTS

Strong sequential improvement in Performance Chemicals; Continued excellent results in Oilfield Services;

Consistent performance in Fuel Specialties

$58.1 million cash generated from operations in the quarter; Net cash improves to $207.2 million

Maintaining a strong, debt-free, flexible balance sheet

Dividend for full year increased by 10 percent

GAAP EPS $1.57 and adjusted non-GAAP EPS $1.59

Englewood, CO – November 7, 2023 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the third quarter ended September 30, 2023. At the same time, the Company announced that it has declared a semi-annual dividend of 72 cents per common share for the second half of 2023 which will be paid on November 27, 2023 to shareholders of record as of November 20, 2023. This brings the annual dividend to $1.41 per share, a 10 percent increase over 2022.

Total revenues for the third quarter were $464.1 million, a decrease of 10 percent from $513.0 million in the corresponding period last year. Net income for the quarter was $39.2 million or $1.57 per diluted share compared to $38.7 million or $1.55 per diluted share recorded last year. EBITDA for the quarter was $56.5 million compared to $59.2 million reported in the same period a year ago.

Results for this quarter include some special items, which are summarized in the table below. Excluding these items, adjusted non-GAAP EPS in the third quarter was $1.59 per diluted share, compared to $1.74 per diluted share a year ago.

Innospec generated cash from operating activities of $58.1 million before capital expenditures of $16.7 million in the quarter. We closed the quarter with net cash of $207.2 million.

EBITDA, income before income taxes and net income excluding special items, and related per-share amounts, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended September 30, 2023			Quarter ended September 30, 2022
(in millions, except share and per share data)	Income before income taxes	Net income	Diluted EPS	Income before income taxes	Net income	Diluted EPS
Reported GAAP amounts	$47.5	$39.2	$1.57	$48.9	$38.7	$1.55

Foreign currency exchange (gains)/losses	(3.2)	(2.4)	(0.10)	2.1	1.7	0.07
Amortization of acquired intangible assets	2.6	2.0	0.08	3.2	2.5	0.10
Legacy costs of closed operations	0.7	0.5	0.02	0.7	0.6	0.02
Acquisition related costs	0.3	0.2	0.01	—	—	—
Adjustment of income tax provisions	—	0.2	0.01	—	—	—

	0.4	0.5	0.02	6.0	4.8	0.19

Adjusted non-GAAP amounts	$47.9	$39.7	$1.59	$54.9	$43.5	$1.74

Commenting on the third quarter results, Patrick S. Williams, President and Chief Executive Officer, said,

“This was another good quarter for Innospec. Our balanced portfolio delivered strong sequential improvement in Performance Chemicals, continued excellent results in Oilfield Services and a steady performance in Fuel Specialties.

In Performance Chemicals, as expected, new contracts drove sequential operating income growth and margin improvement despite continued destocking and end-market headwinds. We believe that destocking pressure has peaked. We are cautiously optimistic that our new contracts together with on-going improvement in our base business has the potential to deliver further sequential growth and margin improvement in the fourth quarter. We feel that our industry-leading 1,4-Dioxane-free and sulfate-free technologies combined with our dedication to customer partnerships and customer service leaves us well placed for continued growth.

In Fuel Specialties, operating income was broadly similar to last year as improved margins offset lower sales. Gross margins were slightly below our target 32 to 35 percent range as we continue to manage inflationary pressure. We expect sequential margin improvement and operating income growth as demand for our chemistries increases into the winter quarters.

In Oilfield Services, despite the expected moderation in production chemicals activity versus the second quarter, the business delivered strong operating income growth and margin expansion compared to the prior year. In the fourth quarter, we anticipate similar results to this quarter, and we expect 2023 to remain on track for significant full year growth and margin improvement.”

Performance Chemicals revenues of $145.2 million were down 9 percent from $159.7 million in the third quarter last year driven by a negative price/mix of 19 percent being partially offset by higher volumes of 7 percent and a positive currency impact of 3 percent. Gross margins reduced by 3.6 percentage points from the same quarter last year to 20.9 percent. Operating income for the quarter of $16.9 million decreased 33 percent on the prior year.

Revenues in Fuel Specialties of $169.3 million for the quarter were down 5 percent from $178.7 million a year ago. Volume reductions of 4 percent and a negative price/mix of 4 percent were partially offset by a positive currency impact of 3 percent. Gross margins of 31.3 percent were 1.4 percentage points above last year. Operating income of $27.6 million was down slightly from $27.9 million a year ago.

Revenues in Oilfield Services were $149.6 million for the quarter, down 14 percent from $174.6 million in the third quarter last year. Gross margins were down by 0.4 percentage points from the same quarter last year to 36.0 percent. Operating income of $16.4 million increased 15 percent over the prior year.

Corporate costs for the quarter were $19.0 million, compared with $17.4 million a year ago. The effective tax rate for the quarter was 17.5 percent compared to 20.9 percent in the same period last year.

For the quarter, cash provided by operating activities was $58.1 million compared to $39.8 million a year ago. As of September 30, 2023, Innospec had $207.2 million in cash and cash equivalents and no debt.

Mr. Williams concluded,

“Our diversified business portfolio continued to perform very well this quarter against a persistent backdrop of economic uncertainty, continued destocking and end-market headwinds.

Cash generation was again excellent this quarter, and our net cash position strengthened to over $207 million. We have a strong, technology-driven growth pipeline in all our businesses. In addition, we have significant balance-sheet flexibility to execute further organic growth investments, complimentary M&A, dividend growth and share repurchases.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise EBITDA, income before income taxes excluding special items, net income excluding special items and related per share amounts together with net cash. EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense, net, income taxes, depreciation, and amortization. Income before income taxes, net income and diluted EPS, excluding special items, per our consolidated financial statements are adjusted for the exclusion of foreign currency exchange (gains)/losses, amortization of acquired intangible assets, legacy costs of closed operations, acquisition related costs and adjustment of income tax provisions. Net cash is cash and cash equivalents less total debt. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and the Company has determined that it is appropriate to make this data available to all investors. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. Also, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management uses adjusted EPS (the most directly comparable GAAP financial measure for which is GAAP EPS) and adjusted net income and EBITDA (the most directly comparable GAAP financial measure for which is GAAP net income) to allocate resources and evaluate the performance of the Company’s operations. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 2,100 employees in 25 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Performance Chemicals business creates innovative technology-based solutions for our customers in the Personal Care, Home Care, Agrochemical, Mining and Industrial markets. The Fuel Specialties business specializes in manufacturing and supplying fuel additives that improve fuel efficiency, boost engine performance and reduce harmful emissions. Oilfield Services provides specialty chemicals to all elements of the oil and gas exploration and production industry.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “could,” “believes,” “feels,” “plans,” “intends” or similar words or expressions, for example) which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2022, Innospec’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports. Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Corbin Barnes

Innospec Inc.

+44-151-355-3611

corbin.barnes@innospecinc.com

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Schedule 1

(in millions, except share and per share data)	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Net sales	$464.1	$513.0	$1,454.1	$1,453.0
Cost of goods sold	(326.9)	(357.0)	(1,018.7)	(1,017.9)

Gross profit	137.2	156.0	435.4	435.1
Operating expenses:
Selling, general and administrative	(83.7)	(95.8)	(285.5)	(264.1)
Research and development	(11.6)	(10.1)	(32.8)	(30.3)

Total operating expenses	(95.3)	(105.9)	(318.3)	(294.4)

Operating income	41.9	50.1	117.1	140.7
Other income/(expense), net	4.8	(0.9)	11.2	(0.2)
Interest income/(expense), net	0.8	(0.3)	0.8	(1.1)

Income before income taxes	47.5	48.9	129.1	139.4
Income taxes	(8.3)	(10.2)	(27.8)	(31.9)

Net income	$39.2	$38.7	$101.3	$107.5

Earnings per share:
Basic	$1.58	$1.56	$4.08	$4.34
Diluted	$1.57	$1.55	$4.05	$4.30
Weighted average shares outstanding (in thousands):
Basic	24,866	24,786	24,845	24,794
Diluted	25,006	24,965	25,000	24,976

INNOSPEC INC. AND SUBSIDIARIES

Schedule 2A

SEGMENTAL ANALYSIS OF RESULTS	Three Months Ended September 30		Nine Months Ended September 30
(in millions)	2023	2022	2023	2022
Net sales:
Performance Chemicals	$145.2	$159.7	$424.4	$495.8
Fuel Specialties	169.3	178.7	513.8	546.9
Oilfield Services	149.6	174.6	515.9	410.3

	464.1	513.0	1,454.1	1,453.0

Gross profit:
Performance Chemicals	30.3	39.1	76.4	123.5
Fuel Specialties	53.0	53.4	155.2	171.0
Oilfield Services	53.9	63.5	203.8	140.6

	137.2	156.0	435.4	435.1

Operating income:
Performance Chemicals	16.9	25.4	36.5	79.5
Fuel Specialties	27.6	27.9	77.1	94.9
Oilfield Services	16.4	14.2	60.3	21.2
Corporate costs	(19.0)	(17.4)	(56.8)	(54.9)

Total operating income	$41.9	$50.1	$117.1	$140.7

Schedule 2B

NON-GAAP MEASURES	Three Months Ended September 30		Nine Months Ended September 30
(in millions)	2023	2022	2023	2022
Net income	$39.2	$38.7	$101.3	$107.5
Interest (income)/expense, net	(0.8)	0.3	(0.8)	1.1
Income taxes	8.3	10.2	27.8	31.9
Depreciation and amortization:
Performance Chemicals	4.4	4.9	12.7	15.6
Fuel Specialties	1.6	1.5	4.5	4.6
Oilfield Services	3.1	3.0	9.2	8.9
Corporate costs	0.7	0.6	1.9	1.5

EBITDA	56.5	59.2	156.6	171.1

EBITDA:
Performance Chemicals	21.3	30.3	49.2	95.1
Fuel Specialties	29.2	29.4	81.6	99.5
Oilfield Services	19.5	17.2	69.5	30.1
Corporate costs	(18.3)	(16.8)	(54.9)	(53.4)

	51.7	60.1	145.4	171.3
Other income/(expense), net	4.8	(0.9)	11.2	(0.2)

EBITDA	$56.5	$59.2	$156.6	$171.1

EBITDA by segment includes operating income relating to the segments, excluding depreciation and amortization.

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	September 30, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$207.2	$147.1
Trade and other accounts receivable	305.2	334.6
Inventories	331.5	373.1
Prepaid expenses	7.7	14.1
Prepaid income taxes	10.7	3.3
Other current assets	1.4	0.4

Total current assets	863.7	872.6
Net property, plant and equipment	244.6	220.9
Operating lease right-of-use assets	42.5	45.3
Goodwill	357.9	358.8
Other intangible assets	47.8	45.0
Deferred tax assets	5.9	5.9
Pension asset	49.7	48.1
Other non-current assets	6.5	7.1

Total assets	$1,618.6	$1,603.7

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$146.1	$165.3
Accrued liabilities	165.1	202.9
Current portion of operating lease liabilities	13.1	13.9
Current portion of plant closure provisions	4.7	5.3
Current portion of accrued income taxes	15.2	18.4

Total current liabilities	344.2	405.8
Operating lease liabilities, net of current portion	29.4	31.4
Plant closure provisions, net of current portion	51.1	51.9
Accrued income taxes, net of current portion	11.6	21.0
Unrecognized tax benefits	14.1	13.4
Deferred tax liabilities	26.4	26.2
Pension liabilities and post-employment benefits	12.2	12.2
Other non-current liabilities	1.5	1.4
Equity	1,128.1	1,040.4

Total liabilities and equity	$1,618.6	$1,603.7

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30
(in millions)	2023	2022

Cash Flows from Operating Activities
Net income	$101.3	$107.5
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	29.1	30.9
Deferred taxes	0.5	0.6
Non-cash movements on defined benefit pension plans	(2.5)	(1.9)
Stock option compensation	5.9	4.7
Changes in working capital	20.8	(132.6)
Movements in plant closure provisions	(1.2)	0.3
Movements in accrued income taxes	(20.2)	(4.0)
Movements in unrecognized tax benefits	0.7	—
Movements in other assets and liabilities	0.5	(2.2)

Net cash provided by operating activities	134.9	3.3
Cash Flows from Investing Activities
Capital expenditures	(45.2)	(27.1)
Internally developed software	(10.8)	—
Proceeds on disposal of property, plant and equipment	—	0.1

Net cash used in investing activities	(56.0)	(27.0)
Cash Flows from Financing Activities
Non-controlling interest	0.3	1.9
Repayment of finance leases	—	(0.1)
Refinancing costs	(1.4)	—
Dividend paid	(17.2)	(15.6)
Issue of treasury stock	0.7	2.1
Repurchase of common stock	(1.0)	(5.0)

Net cash used in financing activities	(18.6)	(16.7)
Effect of foreign currency exchange rate changes on cash	(0.2)	(0.9)

Net change in cash and cash equivalents	60.1	(41.3)
Cash and cash equivalents at beginning of period	147.1	141.8

Cash and cash equivalents at end of period	$207.2	$100.5

Amortization of deferred finance costs of $0.8 million (2022 - $0.3 million) are included in depreciation and amortization in the condensed consolidated statements of cash flows and in interest expense, net in the condensed consolidated statements of income.